UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 21, 2004 (May 21, 2004)

Wal-Mart Stores, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-06991	71-0415188
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 S.W. 8th Street

Bentonville, Arkansas 72716

(Address of Principal Executive Offices) (Zip code)

Registrant’s telephone number, including area code:

(479) 273-4000

Item 5. Other Events and Required FD Disclosure.

As reported in Wal-Mart Stores, Inc.’s 2004 proxy statement, Christopher J. Williams is a nominee for election to the Board of Directors. Mr. Williams serves as the Chairman of the Board and Chief Executive Officer of The Williams Capital Group, L.P., an investment bank. The Company engaged The Williams Capital Group, L.P. in a small amount of customary investment banking services during fiscal year 2004. The purpose of this filing is to clarify that upon Mr. Williams’s election to the Board of Directors of Wal-Mart Stores, Inc., on June 4, 2004, and during the tenure of his directorship, the Company will not engage The Williams Capital Group, L.P. to perform any investment banking services for the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 21, 2004

WAL-MART STORES, INC.

By:	/s/ Jeffrey J. Gearhart

Name: Jeffrey J. Gearhart Title: Vice President

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